   As filed with the Securities and Exchange Commission on September 1, 1998
                                          Registration No. 333-[______]
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                            -----------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -----------------------

                                FMC CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                                              94-0479804
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                 312/861-6000
                   (Address of principal executive offices)

 FMC CORPORATION 401(K) PLAN FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING
                                   AGREEMENT
                           (Full title of the plan)


                               Steven H. Shapiro
               Associate General Counsel and Assistant Secretary
                                FMC Corporation
                            200 East Randolph Drive
                            Chicago, Illinois 60601
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of securities to be    Amount to be registered      Proposed maximum       Proposed maximum      Amount of registration
       registered                                        offering price per     aggregate offering             fee(1)
                                                              share(1)               price(1)
-----------------------------------------------------------------------------------------------------------------------------

Common Shares $.10 par             35,000 (2)                 $54.15625              $1,895,469                $559.16
value
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices reported for the Common Shares on the NYSE on August 28, 1998.

(2) Pursuant to Rule 416, this Registration Statement shall also be deemed to cover any additional shares offered under the Plan in order to reflect share splits, share dividends, mergers and other capital changes. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the terms herein.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents filed by FMC Corporation, a Delaware corporation, (the "Company") with the Commission are incorporated herein by reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated by reference:

1. FMC Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

3. The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act dated May 12, 1986, relating to the Company's Plan of Recapitalization and the listing of the Common Stock on the New York, Chicago and Pacific Stock Exchanges.

4. The description of the Company's Rights, with respect to Common Shares, contained in the "Description of Registrant's Securities to be Registered" of the Company's Registration Statement on Form 8-A filed with the Commission on March 18, 1986 as amended by the Company's Form 8 Amendment to Application filed with the Commission on February 27, 1988 and the Company's Form 8-A/A filed with the Commission on February 12, 1996.

5. All documents filed by the Company or the Plans pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 145 also states that the indemnification provided for in such section shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and empowers the corporation to purchase and maintain insurance on behalf of directors, officers, employees and agents of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

     The Registrant's Certificate of Incorporation provides that a current or former director shall not be liable to the Registrant or its shareholders for damages for any breach of fiduciary duty except under those circumstances set forth in Section 102(b)(7) of the Delaware General Corporation Law.

     The Registrant's By-Laws provide for indemnification, to the fullest extent permitted by applicable law, of any of its directors and officers who are, or have been, or are threatened to be, made a party to an action or proceeding, whether civil or criminal, by reason of the fact that such director or officer is a director or officer of the Registrant, against any judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, or any appeal therein. The By-Laws also provide that additional indemnification may be provided by the Registrant to any other person to the extent permitted by applicable law.

     The Registrant has purchased directors' and officers' liability insurance in the amounts and subject to the conditions set forth in such policies covering certain liabilities incurred by its officers and directors in connection with the performance of their respective duties.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          Registrant undertakes to submit the plan and any amendment thereto to the Internal Revenue Service ("IRS"), in a timely manner and will make all changes required by the IRS in order to qualify the plan.

Item 9.   Undertakings.

          1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          2.   The Registrant hereby undertakes:

               a. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1))(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacities indicated, in the City of Chicago, State of Illinois, on the 31st day of August, 1998.

                       FMC CORPORATION

                       By: /s/ Michael J. Callahan
                           -------------------------------------
                           Michael J. Callahan
                           Executive Vice President-Finance and
                           Chief Financial Officer
                           (Principal Financial Officer)

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Callahan, Ronald D. Mambu and J. Paul McGrath, and each or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact or agent, or his substitute may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE
--------------                    -----

/s/ Robert N. Burt                Chairman of the Board, Chief
------------------------          Executive Officer and Director
ROBERT N. BURT                    (Principal Executive Officer)             August 31, 1998

/s/ Larry D. Brady                President and Director                    August 31, 1998
------------------------
LARRY D. BRADY

/s/ Michael J. Callahan           Executive Vice President and Chief
------------------------          Financial Officer (Principal
MICHAEL J. CALLAHAN               Financial Officer)                        August 31, 1998

/s/ Ronald D. Mambu               Vice President and Controller
------------------------          (Principal Accounting Officer)            August 31, 1998
RONALD D. MAMBU

/s/ B.A. Bridgewater, Jr.         Director
------------------------                                                    August 31, 1998
B.A. BRIDGEWATER, JR.

/s/ Patricia A. Buffler           Director                                  August 31, 1998
------------------------
PATRICIA A. BUFFLER

/s/ Albert J. Costello            Director                                  August 31, 1998
------------------------
ALBERT J. COSTELLO

/s/ Paul L. Davies, Jr.           Director                                  August 31, 1998
------------------------
PAUL L. DAVIES, JR.

/s/ Jean A. Francois-Poncet       Director                                  August 31, 1998
------------------------
JEAN A. FRANCOIS-PONCET

/s/ Edward C. Meyer               Director                                  August 31, 1998
------------------------
EDWARD C. MEYER

/s/ E.J. Mooney                   Director                                  August 31, 1998
------------------------
E.J. MOONEY

/s/ William F. Reilly             Director                                  August 31, 1998
------------------------
WILLIAM F. REILLY

/s/ James R. Thompson             Director                                  August 31, 1998
------------------------
JAMES R. THOMPSON

/s/ Clayton Yeutter               Director                                  August 31, 1998
------------------------
CLAYTON YEUTTER

          The Plan. Pursuant to the requirement of the Securities Act of 1933, the Plan Administrator for the Plan has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 1, 1998.


                                FMC Corporation 401(k) Plan for Employees
                                Covered by a Collective Bargaining Agreement


                                By: /s/ Michael J. Callahan
                                    -----------------------------------------
                                    Michael J. Callahan
                                    Plan Administrative Committee
                                    FMC Corporation 401(k) Plan for Employees
                                    Covered by a Collective Bargaining Agreement

                              INDEX TO EXHIBITS
                              -----------------

Exhibit                      Description of Exhibit
No.
-------                      ----------------------
4.1       Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 4.1 to the Form S-3 filed on July 21, 1998)

4.2       Restated By-Laws of the Company, amended as of February 20, 1998,
          (incorporated by reference from Exhibit 3.3 to the Form 10-K filed
          March 18, 1998)

4.3 Amended and Restated Rights Agreement dated as of February 19, 1988, between the Company and Harris Trust and Savings Bank (incorporated by reference from Exhibit 4 to the Form SE filed on March 25, 1993)

4.4       Amendment to Amended and Restated Rights Agreement, dated February 9,
          1996, between the Company and Harris Trust and Savings Bank
          (incorporated by reference from Exhibit 1 to the Form 8-K filed on February 9, 1996)

4.5       FMC Corporation 401(k) Plan for Employees Covered by a Collective
          Bargaining Agreement

5         Opinion of Steven H. Shapiro on the legality of the Common Shares

5.1       Opinion of Kirkland & Ellis

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of Kirkland & Ellis (contained in their opinion field as Item
          5.1)
